UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2006

Lucent Technologies Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11639	22-3408857
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Mountain Avenue, Murray Hill , New Jersey		07974
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-582-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On March 27, 2006, Lucent Technologies Inc. (the "Company") announced that David W. Hitchcock, 45, has been appointed the Company’s corporate controller ("Corporate Controller"). Mr. Hitchcock, who had been business operations and financial vice president of Lucent Worldwide Services since February 2005, succeeds John A. Kritzmacher, who took on a new role as Lucent’s chief financial officer in February. The appointment is effective immediately.

As Corporate Controller, Mr. Hitchcock will be responsible for Lucent’s global accounting operations, external reporting, internal controls compliance, financial planning and analysis and contract management functions. He will report directly to the CFO, John A. Kritzmacher.

Since 1983, Mr. Hitchcock has progressed through a number of positions in finance at Lucent and its predecessor, AT&T. Prior to becoming business operations and financial vice president of Lucent Worldwide Services in February 2005, Mr. Hitchcock was financial vice president, services and supply chain, from July 2003 through January 2005. He also served as financial vice president, Lucent supply chain, from May 2001 to June 2003. From April 2000 to April 2001, Mr. Hitchcock served as financial vice president, corporate centers.

Mr. Hitchcock earned a bachelor’s degree in Accounting and an MBA from Wake Forest University. He is also a licensed certified public accountant.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of the press release issued today.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated March 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lucent Technologies Inc.

March 27, 2006	By:	/s/ William R. Carapezzi, Jr.

Name: William R. Carapezzi, Jr.
Title: SVP, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Lucent Technologies Inc. Press release dated March 27, 2006